Amendment #2
to the
AUTOMATIC AND FACULTATIVE
YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE JULY 1, 2010
Between
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
(THE COMPANY)
And
ACE TEMPEST LIFE REINSURANCE LTD.
 (THE REINSURER)

The primary purpose of this Amendment is to terminate the reinsurance agreement for new business. THE COMPANY and THE REINSURER have, by their respective officers, agreed to amend the above referenced agreement as set forth below with the amendment having the effective date of October 7, 2013.

The parties hereby agree to the following:

As of the effective date of this Amendment, the Agreement is terminated for new business with respect to PruLife Custom Premier II (“VUL II”), Private Placement Variable Universal Life (“PPVUL”), and VUL Protector. Policies with effective dates prior to October 7, 2013 will continue to be reinsured with THE REINSURER under the Agreement. This includes backdated policies issued on or after October 7, 2013 but with policy effective dates prior to October 7, 2013.

Existing reinsurance will remain in force under the terms of the Agreement until the termination or expiry of the policies reinsured takes effect or if otherwise mutually agreed upon by the parties to the Agreement.

This Amendment #2 shall not constitute an amendment or waiver of any provision of the Agreement not expressly referred to herein. The Agreement, as amended by this Amendment #2, is and shall continue to be in full force and effect in accordance with its terms.

YRT-VUL/PPVUL-2010-ACE(Bermuda)-PICA-2

In witness of the above, THE COMPANY and THE REINSURER have by their respective officers executed and delivered this Amendment #2 in duplicate, each of which shall be deemed an original but both of which together shall constitute one and the same instrument, on the dates indicated below, with an effective date of October 7, 2013.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	ACE TEMPEST LIFE REINSURANCE LTD.

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

YRT-VUL/PPVUL-2010-ACE(Bermuda)-PICA-2